                                                                   EXHIBIT 11(b)


                               CASH INCOME TRUST

                               POWER OF ATTORNEY



                 KNOW ALL MEN BY THESE PRESENTS:

                 That I, Lewis E. Daidone of Holmdel, New Jersey, Treasurer of Cash Income Trust, do hereby make, constitute and appoint ERNEST J. WRIGHT, Secretary of said Trust, and KATHLEEN A. McGAH, Assistant Secretary of said Trust, either one of them acting alone, my true and lawful attorney-in-fact, for me, and in my name, place and stead, to sign registration statements of said Trust on Form N-1A or other applicable form under the Securities Act of 1933 for the registration of shares of Beneficial Interest of Cash Income Trust and to sign any and all amendments, including post-effective amendments thereto, that may be filed.

                 IN WITNESS WHEREOF I have hereunto set my hand this 18th day of February, 1997.



                                    Lewis E. Daidone
                                    Treasurer, Cash Income Trust